CASH ACCUMULATION TRUST
                 GATEWAY CENTER THREE, 4th Floor
                       100 MULBERRY STREET
                    NEWARK, NEW JERSEY 07102





                                   May 30, 2008



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Re:  Cash Accumulation Trust
     File No. 811-4060


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended
March 31, 2008. The enclosed is being filed electronically via the EDGAR System.


                                   Yours truly,


                                   /s/ Jonathan D. Shain
                                    Jonathan D. Shain
                                    Assistant Secretary



     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of May
2008.



                     Cash Accumulation Trust



Witness: /s/ Floyd L. Hoelscher                   By: /s/Jonathan
D. Shain
      Floyd L. Hoelscher             Jonathan D. Shain
                                     Assistant Secretary











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